Exhibit 99.1

McAfee’s Fourth Quarter Revenue Grows 14%, Powered by 23% Consumer Revenue Growth

•	Consumer Revenue Grew 23% Compared to Q4 2019 and Grew 20% for the Full Year 2020
•	Core Direct to Consumer (“DTC”) Subscribers Increased to 18 Million, Up 2.8 Million YoY, and Up 668,000 QoQ
•	Enterprise Revenue Grew 5% Compared to Q4 2019
•	Net Cash Provided by Operating Activities Grew 40% Compared to Q4 2019 and Grew 53% for Full Year 2020

SAN JOSE – February 23, 2021 – McAfee Corp. (“McAfee,” or the “Company”) (NASDAQ: MCFE), the device-to-cloud cybersecurity company, today announced its financial results for the three months and full fiscal year ended December 26, 2020.

In the fourth quarter net revenue was $777 million, up 14% year-over-year. For the full year 2020, net revenue was $2.9 billion, an increase of 10%.

“McAfee achieved significant increases in revenue, subscribers, profitability and cash flow to close out the year.  We secure our customers’ ever increasing digital footprint as people are living more of their lives online. This accelerating transformation combined with our market leading capabilities drove 23% revenue growth in our consumer business, 14% growth in total net revenue, and strong growth in adjusted EBITDA in Q4. I am very pleased with our team’s execution, which is a testament to the dedication of McAfee employees worldwide,” said Peter Leav, McAfee’s President and Chief Executive Officer.

Fourth Quarter and Full Year Fiscal 2020 Financial Highlights

Revenue:

•	Consumer revenue for the fourth quarter was $426 million, reflecting 23% growth year-over-year and was $1.6 billion, up 20% for the full year FY20.
•	Enterprise revenue for the fourth quarter was $351 million, up 5% year-over-year and was $1.3 billion, up 1% for the full year FY20.

Unlevered Free Cash Flow:

•	Net cash provided by operating activities was $760 million in the year ended December 26, 2020, up 53% compared to $496 million in the year ended December 28, 2019.
•	Unlevered Free Cash Flow was $982 million for the year ended December 26, 2020, up more than 37% versus the prior year.

Consumer KPIs:

•	The market leading growth in McAfee’s Consumer business is being driven by accelerating business fundamentals, with 18% year-over-year growth in Core DTC subscribers.
•

McAfee ended the fourth quarter with 18.0 million Core DTC subscribers, adding approximately 2.8 million net new subscribers compared to the fourth quarter of 2019 and 668,000 net new subscribers during the past quarter alone.

•	13th consecutive quarter of positive quarter over quarter and year over year Core DTC subscriber growth.
•	Consumer trailing twelve-month dollar retention rate was 100% for the fourth quarter, versus 97% in the comparable period last year.

Recent Business Highlights

•	Announced a five year extension with Asus for consumer security services across their product portfolio.
•	Signed a three year agreement with LG to pre-install a 30-day free trial of McAfee consumer security on LG devices.
•	Renewed an agreement with Costco to continue to offer consumer security products on PCs purchased through Costco.com.
•

Expanded worldwide relationship with Ingram Micro Inc. to now provide access to McAfee enterprise products and solutions across Ingram Micro's global distribution network, including its regional Cloud Marketplaces and Centers of Excellence.

•

Formed an enterprise agreement with ECS, a top-rated managed service provider and leader in cybersecurity, cloud, AI and ServiceNow delivery, where ECS will now offer managed threat detection and response capabilities through McAfee MVISION EDR.

•	Introduced the availability of MVISION Extended Detection and Response (XDR) with inclusion of cloud and network telemetry, unifying and optimizing threat detection and response beyond endpoints.

Commenting on the company’s financial results, Venkat Bhamidipati, McAfee’s CFO added, “Across the business, results exceeded expectations driven by strong execution and increased demand for our security offerings.  In our Consumer segment, we delivered high-teens subscriber growth as we saw robust demand in the large, critical, and growing personal protection market. In our Enterprise segment, we grew quarterly revenue by 5% year-over-year and increased profitability by focusing on core enterprise and government customers while prioritizing our investment spending and rationalizing costs.”

Financial Outlook

McAfee provides the following expected financial guidance for the quarter ending March 27, 2021:

Net Revenue of $725 million to $735 million

Total Adjusted EBITDA of $275 million to $285 million(1)

The financial outlook is subject to a number of important assumptions and risks referenced in the section entitled “Forward-Looking Statements” below, which investors should read carefully.

Webcast / Conference Call Details

In conjunction with this announcement, McAfee will host a webcast conference call today, February 23, 2021, at 5:00 p.m. Eastern Time to discuss its financial results. The listen-only webcast is available at https://ir.mcafee.com/investors. Investors and participants can access the conference call over the phone by dialing (833) 301-1122, or for international callers (631) 658-1012. The conference ID is 7461775.

Following the conference call, a replay of the webcast, supplemental financial information and earnings slides will be made available on the Investor Relations page of the McAfee’s website at https://ir.mcafee.com/news-and-events/events.

About McAfee

McAfee is the device-to-cloud cybersecurity company. Inspired by the power of working together, McAfee creates consumer and business solutions that make the world a safer place. www.mcafee.com

Contacts

Investor Contact:

Eduardo Fleites

investor@mcafee.com

Media Contact:

Jaime Le

media@mcafee.com

(1)

Adjusted EBITDA is a non-GAAP financial measure, and should be considered in addition to, but not as a substitute for, information provided in accordance with GAAP. We are not able to forecast net income (loss), the most directly comparable GAAP financial measure, on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect net income (loss) including, but not limited to, interest expense and other, net, provision for income tax expense and foreign exchange gain (loss), net and equity-based compensation expense, any of which may be significant. Our forward-looking guidance regarding adjusted EBITDA should not be used to predict our future net income (loss), as the difference between the two measures varies as a result of these and other items.

Use of Non-GAAP Financial Information

In addition to McAfee’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, adjusted net income excluding impact of foreign exchange, adjusted net income excluding impact of foreign exchange margin, adjusted earnings per share (“EPS”) and unlevered free cash flow. Certain of these non-GAAP measures exclude equity-based compensation, depreciation and amortization expense, interest expense and other, net, provision for income tax expense, foreign exchange (gain) and loss, net and other costs we do not believe are reflective of our ongoing operations. McAfee believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. McAfee’s management team uses these non-GAAP financial measures in assessing McAfee’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements McAfee makes relating to its estimated and projected financial results or its plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s other filings with the SEC which include, but are not limited to: the impact of the COVID-19 pandemic; our ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; our ability to enhance and deploy our cloud-based offerings while continuing to effectively offer our on-premise offerings; our ability to maintain or improve our competitive position; the impact on our business of a network or data security incident or unauthorized access to our network or data or our customers’ data; the effects on our business if we are unable to acquire new customers, if our customers do not renew their arrangements with us, or if we are unable to expand sales to our existing customers or develop new solutions or solution packages that achieve market acceptance; our ability to manage our growth effectively, execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; our dependence on our senior management team and other key employees; our ability to enhance and expand our sales and marketing capabilities; our ability to attract and retain highly qualified personnel to execute our growth plan; the risks associated with interruptions or performance problems of our technology, infrastructure and service providers; our dependence on Amazon Web Services cloud infrastructure services; the impact of data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the risks associated with our revenue recognition policy and other factors may distort our financial results in any given period; the effects on our customer base and business if we are unable to enhance our brand cost-effectively; our ability to comply with anti-corruption, anti-bribery and similar laws; our ability to comply with governmental export and import controls and economic sanctions laws; the potential adverse impact of legal proceedings; the impact of our frequently long and unpredictable sales cycle; our ability to identify suitable acquisition targets or otherwise successfully implement our growth strategy; the impact of a change in our pricing model; our ability to meet service level commitments under our customer contracts; the impact on our business and reputation if we are unable to provide high-quality customer support; our dependence on strategic relationships with third parties; the impact of adverse general and industry-specific economic and market conditions and reductions in IT and identity spending; the ability of our platform, solutions and solution packages to interoperate with our customers’ existing or future IT infrastructures; our dependence on adequate research and development resources and our ability to successfully complete acquisitions; our dependence on the integrity and scalability of our systems and infrastructures; our reliance on software and services from other parties; the impact of real or perceived errors, failures, vulnerabilities or bugs in our solutions; our ability to protect our proprietary rights; the impact on our business if we are subject to infringement claim or a claim that results in a significant damage award; the risks associated with our use of open source software in our solutions, solution packages and subscriptions; our reliance on SaaS vendors to operate certain functions of our business; the risks associated with indemnity provisions in our agreements; the risks associated with liability claims if we breach our contracts; the impact of the failure by our customers to pay us in accordance with the terms of their agreements; our ability to expand the sales of our solutions and solution packages to customers located outside of the United States; the risks associated with exposure to foreign currency fluctuations; the impact of Brexit; the impact of potentially adverse tax consequences associated with our international operations; the impact of changes in tax laws or regulations; the impact of the Tax Act; our ability to maintain our corporate culture; our ability to develop and maintain proper and effective internal control over financial reporting; our management team’s limited experience managing a public company; the risks associated with having operations and employees located in Israel; the risks associated with doing business with governmental entities; and the impact of catastrophic events on our business. Given these factors, as well as other variables that may affect McAfee’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Presentation of Financial Measures

McAfee Corp. (the “Corporation”) was incorporated in Delaware on July 19, 2019. The Corporation was formed for the purpose of completing an initial public offering (the “IPO”) and related transactions in order to carry on the business of Foundation Technology Worldwide LLC (“FTW”) and its subsidiaries (the Corporation, FTW and its subsidiaries are collectively the “Company”). The Corporation, as the sole managing member of FTW, exclusively operates and controls the business and affairs of FTW. The Corporation consolidates the financial results of FTW and reports a redeemable noncontrolling interest (“RNCI”) related to the LLC Units and Management Incentive Units (MIUs) not owned by the Corporation.

MCAFEE CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Year Ended
	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Net revenue	$777	$682	$2,906	$2,635
Cost of sales	256	211	875	843
Gross profit	521	471	2,031	1,792
Operating expenses:
Sales and marketing	292	203	826	770
Research and development	201	91	475	380
General and administrative	132	77	332	272
Amortization of intangibles	55	54	220	222
Restructuring and transition charges	16	8	25	22
Total operating expenses	696	433	1,878	1,666
Operating income (loss)	(175)	38	153	126
Interest expense and other, net	(85)	(76)	(308)	(295)
Foreign exchange gain (loss), net	(55)	(24)	(104)	20
Loss before income taxes	(315)	(62)	(259)	(149)
Provision for income tax expense	5	19	30	87
Net loss	$(320)	$(81)	$(289)	$(236)
Less: Net loss attributable to redeemable noncontrolling interests	(202)	N/A	(171)	N/A
Net loss attributable to McAfee Corp.	$(118)	N/A	$(118)	N/A
Net loss per share, basic and diluted(1)	$(0.73)	N/A	$(0.73)	N/A
Weighted-average shares outstanding, basic	162.3	N/A	162.3	N/A
Weighted-average shares outstanding, diluted	433.9	N/A	433.9	N/A

(1)

For the year ended December 26, 2020, basic and diluted earnings per share of Class A common stock are applicable only for the period from October 22, 2020 through December 26, 2020, which is the period following the initial public offering (“IPO”) and related Reorganization Transactions (as defined in Note 1 to the Consolidated Financial Statements to be included in our 2020 Annual Report on Form 10-K to be filed with the Securities Exchange Commission).

MCAFEE CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

	December 26, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$231	$167
Accounts receivable, net	392	409
Deferred costs	233	187
Other current assets	58	68
Total current assets	914	831
Property and equipment, net	149	171
Goodwill	2,431	2,428
Identified intangible assets, net	1,644	2,071
Deferred tax assets	67	55
Other long-term assets	223	232
Total assets	$5,428	$5,788
Liabilities, redeemable noncontrolling interests and deficit
Current liabilities:
Accounts payable and other current liabilities	$266	$196
Accrued compensation and benefits	197	209
Accrued marketing	124	94
Income taxes payable	14	15
Long-term debt, current portion	44	43
Lease liabilities, current portion	25	29
Deferred revenue	1,715	1,574
Total current liabilities	2,385	2,160
Long-term debt, net	3,943	4,669
Deferred tax liabilities	12	160
Other long-term liabilities	204	175
Deferred revenue, less current portion	684	718
Total liabilities	7,228	7,882
Commitments and contingencies
Redeemable noncontrolling interests	4,840	—
Stockholders’ equity/members’ deficit:
Members’ deficit	—	(647)
Class A common stock, $0.001 par value - 1,500,000,000 shares authorized, 161,266,648 shares issued and outstanding as of December 26, 2020	—	—
Class B common stock, $0.001 par value - 300,000,000 shares authorized, 267,065,127 shares issued and outstanding as of December 26, 2020	—	—
Additional paid-in capital	(6,477)	—
Accumulated deficit	(118)	(1,385)
Accumulated other comprehensive income (loss)	(45)	(62)
Total deficit	(6,640)	(2,094)
Total liabilities, redeemable noncontrolling interests and deficit	$5,428	$5,788

MCAFEE CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended
	December 26, 2020	December 28, 2019
Cash flows from operating activities:
Net loss	$(289)	$(236)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	491	536
Equity-based compensation	313	25
Deferred taxes	(10)	18
Foreign exchange (gain) loss, net	104	(20)
Other operating activities	70	53
Change in assets and liabilities:
Accounts receivable, net	15	(60)
Deferred costs	(46)	(22)
Other assets	(9)	(71)
Other current liabilities	41	28
Deferred revenue	106	186
Other liabilities	(26)	59
Net cash provided by operating activities	760	496
Cash flows from investing activities:
Acquisitions, net of cash acquired	(5)	(2)
Additions to property and equipment	(42)	(56)
Other investing activities	(4)	(5)
Net cash used in investing activities	(51)	(63)
Cash flows from financing activities:
Proceeds from IPO, net of underwriters discount and commissions	586	—
Use of proceeds from issuance of Class A common stock to purchase Foundation Technology Worldwide LLC ("FTW") units	(33)	—
Proceeds from the issuance of Member units	2	1
Payment for the long-term debt due to third party	(869)	(67)
Proceeds from long-term debt	—	685
Payment for debt issuance costs	(5)	(6)
Distributions to members of FTW	(277)	(1,334)
Payment of tax withholding for shares and units withheld	(24)	(8)
Payment of IPO related expenses	(8)	—
Other financing activities	(23)	(5)
Net cash used in financing activities	(651)	(734)
Effect of exchange rate fluctuations on cash and cash equivalents	6	—
Change in cash and cash equivalents	64	(301)
Cash and cash equivalents, beginning of period	167	468
Cash and cash equivalents, end of period	$231	$167
Supplemental disclosures of noncash investing and financing activities and cash flow information:
Acquisition of property and equipment included in current liabilities	$(2)	$(8)
Distributions to members of FTW included in liabilities	(27)	(4)
Dividends payable included in liabilities	(14)	—
Tax withholding for shares and units withheld included in liabilities	(4)	—
Other	(3)	(2)
Cash paid during the period for:
Interest, net of cash flow hedges	(268)	(281)
Income taxes, net of refunds	(49)	(47)

MCAFEE CORP.

UNAUDITED NON-GAAP FINANCIAL MEASURES

(in millions)

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, adjusted net income excluding impact of foreign exchange, adjusted net income excluding impact of foreign exchange margin, adjusted EPS and unlevered free cash flow and ratios based on these financial measures.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin

Total Company

The following table presents a reconciliation of our adjusted operating income and adjusted EBITDA to our net loss for the periods presented:

	Three Months Ended		Year Ended
(in millions)	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Net loss	$(320)	$(81)	$(289)	$(236)
Add: Amortization	106	117	436	470
Add: Equity-based compensation	288	6	313	25
Add: Cash in lieu of equity awards(1)	2	4	8	19
Add: Acquisition and integration costs(2)	2	5	8	23
Add: Restructuring and transition(3)	16	8	25	22
Add: Management fees(4)	22	2	28	8
Add: Implementation costs of adopting ASC Topic 606	—	—	—	4
Add: Transformation initiatives(5)	11	14	28	33
Add: Executive severance(6)	1	3	5	3
Add: Interest expense and other, net	85	76	308	295
Add: Provision for income tax expense	5	19	30	87
Add: Foreign exchange loss (gain), net	55	24	104	(20)
Adjusted operating income	273	197	1,004	733
Add: Depreciation	13	19	55	66
Less: Other expense	(1)	—	(2)	—
Adjusted EBITDA	$285	$216	$1,057	$799
Net revenue	$777	$682	$2,906	$2,635
Net loss margin	(41.2)%	(11.9)%	(9.9)%	(9.0)%
Adjusted operating income margin	35.1%	28.9%	34.5%	27.8%
Adjusted EBITDA margin	36.7%	31.7%	36.4%	30.3%

See Appendix A for an explanation of non-GAAP measures and other items.

Consumer Segment

The following table presents a reconciliation of our Consumer adjusted operating income and Consumer adjusted EBITDA to our Consumer operating income for the periods presented:

	Three Months Ended		Year Ended
(in millions)	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Operating income — Consumer	$26	$79	$333	$277
Add: Amortization	63	62	252	253
Add: Equity-based compensation	74	1	84	4
Add: Cash in lieu of equity awards(1)	—	1	—	2
Add: Acquisition and integration costs(2)	2	2	8	8
Add: Restructuring and transition(3)	1	—	2	2
Add: Management fees(4)	12	—	13	1
Add: Implementation costs of adopting ASC Topic 606	—	—	—	1
Add: Transformation initiatives(5)	5	3	10	6
Add: Executive severance(6)	—	1	—	1
Adjusted operating income — Consumer	183	149	702	555
Add: Depreciation	5	8	20	25
Adjusted EBITDA — Consumer	$188	$157	$722	$580
Net revenue — Consumer	$426	$347	$1,558	$1,303
Operating income margin — Consumer	6.1%	22.8%	21.4%	21.3%
Adjusted operating income margin — Consumer	43.0%	42.9%	45.1%	42.6%
Adjusted EBITDA margin — Consumer	44.1%	45.2%	46.3%	44.5%

See Appendix A for an explanation of non-GAAP measures and other items.

Enterprise Segment

The following table presents a reconciliation of our Enterprise adjusted operating income and Enterprise adjusted EBITDA to our Enterprise operating loss for the periods presented:

	Three Months Ended		Year Ended
(in millions)	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Operating loss — Enterprise	$(201)	$(41)	$(180)	$(151)
Add: Amortization	43	55	184	217
Add: Equity-based compensation	214	5	229	21
Add: Cash in lieu of equity awards(1)	2	3	8	17
Add: Acquisition and integration costs(2)	—	3	—	15
Add: Restructuring and transition(3)	15	8	23	20
Add: Management fees(4)	10	2	15	7
Add: Implementation costs of adopting ASC Topic 606	—	—	—	3
Add: Transformation initiatives(5)	6	11	18	27
Add: Executive severance(6)	1	2	5	2
Adjusted operating income — Enterprise	90	48	302	178
Add: Depreciation	8	11	35	41
Less: Other expense	(1)	—	(2)	—
Adjusted EBITDA — Enterprise	$97	$59	$335	$219
Net revenue — Enterprise	$351	$335	$1,348	$1,332
Operating loss margin — Enterprise	(57.3)%	(12.2)%	(13.4)%	(11.3)%
Adjusted operating income margin — Enterprise	25.6%	14.3%	22.4%	13.4%
Adjusted EBITDA margin — Enterprise	27.6%	17.6%	24.9%	16.4%

See Appendix A for an explanation of non-GAAP measures and other items.

Adjusted Net Income, Adjusted Net Income Margin, Adjusted Net Income Excluding Impact of Foreign Exchange, Adjusted Net Income Excluding Impact of Foreign Exchange Margin and Adjusted EPS

The following table presents a reconciliation of our adjusted net income and adjusted net income excluding impact of foreign exchange to our net loss for the periods presented:

	Three Months Ended		Year Ended
(in millions except per share amounts)	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Net loss	$(320)	$(81)	$(289)	$(236)
Add: Amortization of debt discount and issuance costs	22	4	36	17
Add: Amortization	106	117	436	470
Add: Equity-based compensation	288	6	313	25
Add: Cash in lieu of equity awards(1)	2	4	8	19
Add: Acquisition and integration costs(2)	2	5	8	23
Add: Restructuring and transition(3)	16	8	25	22
Add: Management fees(4)	22	2	28	8
Add: Implementation costs of adopting ASC Topic 606	—	—	—	4
Add: Transformation initiatives(5)	11	14	28	33
Add: Executive severance(6)	1	3	5	3
Add: Provision for income taxes	5	19	30	87
Add: TRA adjustment(7)	2	—	2	—
Add: Other	2	—	2	—
Adjusted income before taxes	$159	$101	$632	$475
Adjusted provision for income taxes(8)	36	23	139	105
Adjusted net income	$123	$78	$493	$370

Adjusted income before taxes	$159	$101	$632	$475
Add: Foreign exchange loss (gain), net(9)	55	24	104	(20)
Adjusted income before taxes excluding impact of foreign exchange	214	125	736	455
Adjusted provision for income taxes excluding impact of foreign exchange(8)	47	28	162	100
Adjusted net income excluding impact of foreign exchange	$167	$97	$574	$355

Net revenue	$777	$682	$2,906	$2,635
Net loss margin	(41.2)%	(11.9)%	(9.9)%	(9.0)%
Adjusted net income margin	15.8%	11.4%	17.0%	14.0%
Adjusted net income excluding impact of foreign exchange margin	21.5%	14.2%	19.8%	13.5%

Net loss per share, diluted	$(0.73)
Adjusted EPS(a)	$0.38

Weighted average shares outstanding, basic	162.3
Impact on dilution
Equity awards	4.6
Assumed conversion of LLC Units and vested MIUs	272.5
Weighted average shares outstanding, diluted(10)	439.4
(a)	Adjusted EPS is calculated by dividing adjusted net income excluding impact of foreign exchange for the full quarter by the weighted average shares outstanding, diluted.

See Appendix A for an explanation of non-GAAP measures and other items.

Unlevered Free Cash Flow

The following table presents a reconciliation of our unlevered free cash flow to our net cash provided by operating activities for the periods presented:

	Year Ended
(in millions)	December 26, 2020	December 28, 2019
Net cash provided by operating activities	$760	$496
Add: Interest payments	268	281
Less: Capital expenditures(1)	(46)	(61)
Unlevered free cash flow	$982	$716

Net cash used in investing activities	$(51)	$(63)
Net cash used in financing activities	$(651)	$(734)

(1)	Capital expenditures includes payments for property and equipment and capitalized labor costs incurred in connection with certain software development activities.

MCAFEE CORP.

APPENDIX A

EXPLANATION OF NON-GAAP MEASURES AND OTHER ITEMS

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin

We define adjusted operating income for the total Company as net income (loss), excluding the impact of amortization of intangible assets, equity-based compensation expense, interest expense and other, net, provision for income tax expense, foreign exchange (gain) loss, net, and other costs that we do not believe are reflective of our ongoing operations. We define adjusted operating income for our Consumer and Enterprise segments as segment operating income (loss), excluding the impact of amortization of intangible assets, equity-based compensation expense and other costs attributable to the segment that we do not believe are reflective of the segment’s ongoing operations. We present this reconciliation of adjusted operating income (loss) to operating income for Consumer and Enterprise segments because operating income (loss) is the primary measure of profitability used to assess segment performance and is therefore the most directly comparable GAAP financial measure for our operating segments. Adjusted operating income margin is calculated as adjusted operating income divided by net revenue. We define adjusted EBITDA as adjusted operating income, excluding the impact of depreciation expense and other non-operating costs. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue.

Adjusted Net Income, Adjusted Net Income Margin, Adjusted Net Income Excluding Impact of Foreign Exchange, and Adjusted Net Income Excluding Impact of Foreign Exchange Margin

We define adjusted net income as net income (loss), excluding the impact of amortization of intangible assets, amortization of debt issuance costs, equity-based compensation expense, other costs, and certain non-recurring tax benefits and expenses that we do not believe to be reflective of our ongoing operations and the tax impact of these adjustments. Adjusted net income margin is calculated as adjusted net income divided by net revenue.

Adjustments for Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Excluding Impact of Foreign Exchange and Adjusted EPS

Adjusted net income and adjusted net income excluding impact of foreign exchange assumes all net income is attributable to McAfee Corp., which assumes the full exchange of all outstanding LLC Units for shares of Class A common stock of McAfee Corp., and is adjusted for the impact of amortization of intangible assets, amortization of debt issuance costs, equity-based compensation expense, other costs, and certain non-recurring tax benefits and expenses that we do not believe to be reflective of our ongoing operations. The adjusted provision for income taxes and adjusted provision for income taxes excluding impact of foreign exchange represents the tax effect on net income, adjusted for all of the listed adjustments, assuming that all consolidated net income was subject to corporate taxation for all periods presented. We have assumed rate of 22% which represents our long term expected corporate tax rate excluding discrete and non-recurring tax items. This amount has been recast for periods reported previously.

Adjusted net income margin is calculated as adjusted net income divided by net revenue. Adjusted net income excluding impact of foreign exchange margin is calculated as adjusted net income excluding impact of foreign exchange divided by net revenue. Adjusted net income, adjusted net income excluding impact of foreign exchange, adjusted net income margin and adjusted net income excluding impact of foreign exchange margin have limitations as analytical tools, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Below are additional information to the adjustments for adjusted operating income, adjusted EBITDA, adjusted net income and adjusted net income excluding impact of foreign exchange:

(1)

As a result of our Sponsors’ acquisition from Intel of a majority interest in FTW in April 2017 (“Sponsor Acquisition”), cash awards were provided to certain employees who held Intel equity awards in lieu of equity in Foundation Technology Worldwide LLC (“FTW”). In addition, as a result of the Skyhigh acquisition, cash awards were provided to certain employees who held Skyhigh equity awards in lieu of equity in FTW and vest over multiple periods based on employee service requirements. As these rollover awards reflect one-time grants to former employees of Intel and Skyhigh Networks in connection with these transactions, we believe this expense is not reflective of our ongoing results.

(2)

Represents both direct and incremental costs in connection with business acquisitions, including acquisition consideration structured as cash retention, third party professional fees, and other integration costs.

(3)

Represents both direct and incremental costs associated with our separation from Intel, including standing up our back office and costs to execute strategic restructuring events, including third-party professional fees and services, transition services provided by Intel, severance, and facility restructuring costs.

(4)

Represents management fees paid to certain affiliates of our Sponsors and Intel pursuant to the Management Services Agreement. The Management Services Agreement has been terminated subsequent to the IPO and we paid a one-time fee of $22 million to such parties in October 2020.

(5)

Represents costs incurred in connection with transformation of the business post-Intel separation. Also includes the cost of workforce restructurings involving both eliminations of positions and relocations to lower cost locations in connection with MAP and other transformational initiatives, strategic initiatives to improve customer retention, activation to pay and cost synergies, inclusive of duplicative run rate costs related to facilities and data center rationalization.

(6)	Represents severance for executive terminations not associated with a strategic restructuring event.
(7)	Represents the impact of net income of adjustments of liabilities under our tax receivable agreement.
(8)

Prior to our IPO our structure was that of a pass through entity for U.S. federal income tax purposes with certain U.S. and foreign subsidiaries subject to income tax in their respective jurisdictions. Subsequent to the IPO, McAfee Corp. is taxed as a corporation and pays corporate federal, state, and local taxes on income allocated to it from Foundation Technology Worldwide LLC. This amount has been recast for periods reported previously. The adjusted provision for income taxes now represents the tax effect on net income, adjusted for all of the listed adjustments, assuming that all consolidated net income was subject to corporate taxation for all periods presented. We have assumed rate of 22% which represents our long term expected corporate tax rate excluding discrete and non-recurring tax items.

(9)

Represents Foreign exchange gain (loss), net as shown on the consolidated statement of operations.  This amount is primarily attributable to realized and unrealized gains or losses on non-U.S. Dollar denominated balances and is primarily due to unrealized gains or losses associated with our 1st Lien Euro Term Loan.

(10)

Represent weighted average shares outstanding for the period from October 22, 2020 through December 26, 2020, which is the period following the IPO and related Reorganization Transactions, and includes the dilutive impact of our outstanding equity awards and assumed conversion of our LLC units and MIUs not owned by the Corporation.

Unlevered Free Cash Flow

We define unlevered free cash flow as net cash provided by operating activities add interest payments less capital expenditures. We consider unlevered free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet.

Source: McAfee